EXHIBIT 99.1

PennantPark Investment Corporation Announces an Increase of Its Quarterly Distribution to $0.14 per Share, Its Financial Results for the Quarter Ended December 31, 2021 and Initiates a Stock Repurchase Program

MIAMI, Feb. 09, 2022 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the first fiscal quarter ended December 31, 2021.

HIGHLIGHTS Quarter ended December 31, 2021 ($ in millions, except per share amounts)
Assets and Liabilities:
Investment portfolio (1)	$1,445.4
PSLF investment portfolio	$421.5
Net assets	$677.6
GAAP net asset value per share	$10.11
Quarterly increase in GAAP net asset value per share	2.6%
Adjusted net asset value per share (2)	$10.11
Quarterly increase in adjusted net asset value per share (2)	2.8%

Credit Facility	$444.5
2026 Notes	$146.1
2026 Notes-2	$160.7
SBA Debentures	$62.2
Regulatory Debt to Equity	1.12x
Regulatory Net Debt to Equity (3)	1.06x
GAAP Net Debt to Equity (4)	1.14x

Yield on debt investments at quarter-end	8.8%

Operating Results:
Net investment income	$12.5
Net investment income per share (GAAP)	$0.19
Distributions declared per share	$0.12

Portfolio Activity:
Purchases of investments	$295.0
Sales and repayments of investments	$132.2

Number of new portfolio companies invested	15
Number of existing portfolio companies invested	30
Number of ending portfolio companies	107

(1) Includes investments in PennantPark Senior Loan Fund, LLC, or PSLF, an unconsolidated joint venture, totaling $105.8 million, at fair value.
(2) This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of the $0.7 million unrealized loss on our multi-currency, senior secured revolving credit facility with Truist Bank, as amended, or the Credit Facility, and, together with our credit facility with BNP Paribas, as amended, the Credit Facilities. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(3) This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance net of $39.6 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
(4) This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance including the impact of the $0.7 million unrealized loss on the Credit Facility, Small Business Act, or SBA, debentures and net of $39.6 million of cash and cash equivalents. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 12:00 P.M. ET ON FEBRUARY 10, 2022

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will host a conference call at 12:00 p.m. (Eastern Time) on Thursday, February 10, 2022 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 289-0720 approximately 5-10 minutes prior to the call. International callers should dial (323) 701-0160. All callers should reference conference ID #1936238 or PennantPark Investment Corporation. An archived replay of the call will be available through February 24, 2022, by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1936238.

INCREASE OF QUARTERLY DISTRIBUTION TO $0.14 PER SHARE

The Company declares an increase of its second fiscal quarter 2022 distribution to $0.14 per share, payable on April 1, 2022 to stockholders of record as of March 17, 2022. The distribution is expected to be paid from taxable net investment income. The final specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year and in the Company's periodic report filed with the Securities and Exchange Commission.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased with our performance this past quarter and the successful execution of our equity rotation program,” said Arthur Penn, Chairman and CEO. “We have a three part plan to increase long term shareholder value including an increase in our quarterly dividend to 14 cents per share, a $25 million stock buyback program and a $39 million increase in our commitment to the PSLF JV.”

As of December 31, 2021, our portfolio totaled $1,445.4 million, which consisted of $672.7 million of first lien secured debt, $213.9 million of second lien secured debt, $118.7 million of subordinated debt (including $64.2 million in PSLF) and $440.1 million of preferred and common equity (including $41.6 million in PSLF). Our debt portfolio consisted of 93% variable-rate investments and 7% fixed-rate investments. As of December 31, 2021, we did not have any portfolio companies on non-accrual. Overall, the portfolio had net unrealized appreciation of $80.9 million as of December 31, 2021. Our overall portfolio consisted of 107 companies with an average investment size of $13.5 million, had a weighted average yield on interest bearing debt investments of 8.8% and was invested 47% in first lien secured debt, 15% in second lien secured debt, 8% in subordinated debt (including 4% in PSLF) and 30% in preferred and common equity (including 3% in PSLF). As of December 31, 2021, all of the investments held by PSLF were first lien secured debt.

As of September 30, 2021, our portfolio totaled $1,255.3 million and consisted of $552.5 million of first lien secured debt, $176.9 million of second lien secured debt, $121.2 million of subordinated debt (including $64.2 million in PSLF) and $404.7 million of preferred and common equity (including $41.2 million in PSLF). Our debt portfolio consisted of 92% variable-rate investments and 8% fixed-rate investments. As of September 30, 2021, we had no portfolio companies on non-accrual. Overall, the portfolio had net unrealized appreciation of $34.2 million as of September 30, 2021. Our overall portfolio consisted of 97 companies with an average investment size of $12.9 million, had a weighted average yield on interest bearing debt investments of 9.0% and was invested 44% in first lien secured debt, 14% in second lien secured debt, 10% in subordinated debt (including 5% in PSLF) and 32% in preferred and common equity (including 3% in PSLF). As of September 30, 2021, all of the investments held by PSLF were first lien secured debt.

For the three months ended December 31, 2021, we invested $295.1 million in 15 new and 30 existing portfolio companies with a weighted average yield on debt investments of 8.1%. Sales and repayments of investments for the three months ended December 31, 2021 totaled $132.2 million.

For the three months ended December 31, 2020, we invested $68.2 million in four new and 15 existing portfolio companies with a weighted average yield on debt investments of 9.9%. Sales and repayments of investments for the three months ended December 31, 2020 totaled $102.6 million.

PennantPark Senior Loan Fund, LLC

As of December 31, 2021, PSLF’s portfolio totaled $421.5 million, consisted of 54 companies with an average investment size of $7.8 million and had a weighted average yield on debt investments of 7.2%.

As of September 30, 2021, PSLF’s portfolio totaled $405.2 million, consisted of 47 companies with an average investment size of $8.6 million and had a weighted average yield on debt investments of 7.1%.

For the three months ended December 31, 2021, PSLF invested $50.7 million (of which $[·] million was purchased from the Company) in nine new and two existing portfolio companies with a weighted average yield on debt investments of 7.5%. PSLF’s sales and repayments of investments for the same period totaled $35.6 million.

For the three months ended December 31, 2020, PSLF invested $30.8 million (of which $22.3 million was purchased from the Company) in two new and four existing portfolio companies with a weighted average yield on debt investments of 7.0%. PSLF’s sales and repayments of investments for the same period totaled $35.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2021 and 2020.

Investment Income

Investment income for the three months ended December 31, 2021 was $28.3 million, which was attributable to $20.1 million from first lien secured debt, $4.5 million from second lien secured debt, $1.9 million from subordinated debt and $1.8 million from preferred and common equity, respectively. This compares to investment income for the three months ended December 31, 2020 of $18.7 million, and was attributable to $11.2 million from first lien secured debt, $4.8 million from second lien secured debt and $1.7 million from subordinated debt and $1.0 million from preferred and common equity. The increase in investment income compared to the same period in the prior year was primarily due to the increase in the size of our debt portfolio.

Expenses

Expenses for the three months ended December 31, 2021 totaled $15.8 million. Base management fee for the same periods totaled $5.1 million, incentive fees totaled $2.6 million, debt-related interest and expenses totaled $6.9 million, general and administrative expenses totaled $1.0 million and provision for excise taxes totaled $0.2 million, respectively. This compares to net expenses for the three months ended December 31, 2020, which totaled $10.4 million. Base management fee for the same period totaled $4.1 million, debt-related interest and expenses totaled $5.0 million, general and administrative expenses totaled $1.1 million and provision for excise taxes totaled $0.2 million. The increase in expenses for the three months ended December 31, 2021 compared to the same period in the prior year was primarily due to increased financing costs and increased incentive fees.

Net Investment Income

Net investment income totaled $12.5 million, or $0.19 per share, and $8.3 million, or $0.12 per share, for the three months ended December 31, 2021 and 2020, respectively. The increase in net investment income compared to the same period in the prior year was primarily due to increased investment income.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2021 totaled $132.2 million, and net realized loss totaled $26.1 million. Sales and repayments of investments for the three months ended December 31, 2020 totaled $102.6 million and net realized losses totaled $17.6 million. The change in realized gains was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and the Credit Facilities

For the three months ended December 31, 2021 and 2020 we reported net change in unrealized appreciation on investments of $46.8 million and $93.5 million, respectively. As of December 31, 2021 and September 30, 2021, our net unrealized appreciation on investments totaled $80.9 million and $34.2 million, respectively. The net change in unrealized appreciation/depreciation on our investments compared to the same period in the prior year was primarily due to unrealized gains in our equity co-investment program, including PT Network Intermediate Holdings, LLC.

For the three months ended December 31, 2021 and 2020 the Truist Credit Facility had a net change in unrealized appreciation of $1.0 million and $13.1 million, respectively. As of December 31, 2021 and September 30, 2021, the net unrealized depreciation on the Credit Facilities totaled $0.7 million and $1.7 million, respectively. The net change in unrealized depreciation compared to the same periods in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $25.5 million or $0.38 per share, and $71.1 million, or $1.06 per share, for the three months ended December 31, 2021 and 2020, respectively. The decrease in the net change in net assets from operations for the three months ended December 31, 2021 compared to the same periods in the prior year was primarily due to a decrease in unrealized appreciation.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives. For more information on how the COVID-19 pandemic may impact our ability to comply with the covenants of the Credit Facility, see our Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, including “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations – COVID-19 Developments”.

The annualized weighted average cost of debt for the three months ended December 31, 2021 and 2020, inclusive of the fee on the undrawn commitment and amendment costs on the Credit Facilities, amortized upfront fees on SBA debentures, was 4.0% and 3.4%, respectively. As of December 31, 2021 and September 30, 2021, we had $19.8 million and $118.5 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of December 31, 2021 and September 30, 2021, we had $445.2 million and $316.5 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had a weighted average interest rate of 2.4% and 2.4%, respectively, exclusive of the fee on undrawn commitments, as of December 31, 2021 and September 30, 2021.

As of December 31, 2021 and September 30, 2021, we had cash and cash equivalents of $39.6 million and $20.4 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $177.4 million for the three months ended December 31, 2021, and our financing activities provided cash of $196.6 million for the same period. Our operating activities used cash primarily due to our investment activities and our financing activities provided cash primarily due to the issuance of the 2026 Notes-2 and borrowings under the Truist Credit Facility.

Our operating activities provided cash of $35.0 million for the three months ended December 31, 2020 and our financing activities used cash of $40.8 million for the same period. Our operating activities provided cash primarily for our investment activities and our financing activities used cash primarily to pay down the Truist Credit Facility.

RECENT DEVELOPMENTS

Subsequent to quarter-end, we announced a share repurchase plan which allows us to repurchase up to $25.0 million of our outstanding common stock in the open market at prices below our net asset value as reported in our then most recently published consolidated financial statements. The program will expire on March 31, 2023.

Subsequent to quarter end we and Pantheon Ventures (UK) LLP, have agreed to increase our capital commitments to PSLF from $169.8 million to $234.8 million. PNNT’s portion of this capital commitment increase is $39.3 million.

DISTRIBUTIONS

During the three months ended December 31, 2021, we declared distributions of $0.12 per share, for total distributions of $8.0 million. For the same periods in the prior year, we declared distributions of $0.12 for total distributions of $8.0 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC, and stockholders may find such report on its website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2021	September 30, 2021
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$890,776,532 and $729,811,369, respectively)	$931,825,423	$820,500,111
Non-controlled, affiliated investments (cost—$47,449,723 and $78,723,320, respectively)	51,121,783	50,161,391
Controlled, affiliated investments (cost—$426,263,178 and $412,586,761, respectively)	462,442,536	384,628,332
Total investments (cost—$1,364,489,433 and $1,221,121,450, respectively)	1,445,389,742	1,255,289,834
Cash and cash equivalents (cost—$39,570,438 and $20,382,959, respectively)	39,581,423	20,357,016
Interest receivable	5,408,144	4,958,217
Receivable for investments sold	25,614,110	12,792,969
Distribution receivable	1,815,000	1,694,000
Total assets	1,517,808,419	1,295,092,036
Liabilities
Distributions payable	8,045,413	8,045,413
Payable for investments purchased	595,350	8,407,287
Truist Credit Facility payable, at fair value (cost—$445,223,900 and $316,544,900, respectively)	444,487,950	314,813,145
2024 Notes payable, net (par— zero and $86,250,000, respectively)	—	84,503,061
2026 Notes payable, net (par— $150,000,000)	146,090,709	145,865,253
2026 Notes-2 payable, net (par— $165,000,000 and zero, respectively)	160,732,762	—
SBA debentures payable, net (par—$63,500,000)	62,207,567	62,158,642
Base management fee payable, net	5,108,859	4,580,227
Performance based-incentive fee payable	2,656,598	574,728
Interest payable on debt	4,011,871	4,942,513
Deferred tax liability	5,045,141	—
Accrued other expenses	1,216,808	1,057,660
Total liabilities	840,199,028	634,947,929
Commitments and contingencies
Net assets
Common stock, 67,045,105 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	67,045	67,045
Paid-in capital in excess of par value	786,992,974	786,992,974
Accumulated deficit	(109,450,628)	(126,915,912)
Total net assets	$677,609,391	$660,144,107
Total liabilities and net assets	$1,517,808,419	$1,295,092,036
Net asset value per share	$10.11	$9.85

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2021	2020
Investment income:
From non-controlled, non-affiliated investments:
Interest	$15,540,240	$11,432,511
Payment-in-kind	2,410,294	1,458,798
Other income	4,190,708	481,125
From non-controlled, affiliated investments:
Payment-in-kind	—	—
From controlled, affiliated investments:
Interest	2,266,807	2,276,776
Payment-in-kind	2,126,309	1,562,250
Dividend income	1,815,000	1,521,000
Total investment income	28,349,358	18,732,460
Expenses:
Base management fee	5,108,859	4,114,428
Performance-based incentive fee	2,656,598	—
Interest and expenses on debt	6,886,467	5,004,131
Administrative services expenses	250,000	505,020
Other general and administrative expenses	723,100	643,483
Expenses before performance-based incentive fee waiver and provision for taxes	15,625,024	10,267,062
Provision for taxes	200,000	150,000
Net expenses	15,825,024	10,417,062
Net investment income	12,524,334	8,315,398
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments and debt:
Non-controlled, non-affiliated investments	5,201,459	2,130,958
Non-controlled and controlled, affiliated investments	(31,273,597)	(19,708,359)
Debt extinguishment	(1,669,298)	—
Net realized gain (loss) on investments and debt	(27,741,436)	(17,577,401)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(49,603,030)	76,405,417
Non-controlled and controlled, affiliated investments	96,371,775	17,099,609
Provision for taxes on unrealized appreciation on investments	(5,045,141)	—
Debt (appreciation) depreciation	(995,805)	(13,109,272)
Net change in unrealized appreciation (depreciation) on investments and debt	40,727,799	80,395,754
Net realized and unrealized gain (loss) from investments and debt	12,986,363	62,818,353
Net increase (decrease) in net assets resulting from operations	25,510,697	71,133,751
Net increase (decrease) in net assets resulting from operations per common share	$0.38	$1.06
Net investment income per common share	$0.19	$0.12

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle-market credit platform, managing $5.7 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC as well as changes in the economy and risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:	Richard Cheung
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com